Exhibit 99.1

NEW YORK & COMPANY, INC. ANNOUNCES REBRANDING AND TRANSFORMATION

~ Evolution to Multibrand Lifestyle Platform Leveraging Power of Celebrity, Digital, Customer, and Operational Expertise

~ Will Change Its Name to RTW RETAILWINDS

~ Outlines Plans to Grow Sales Beyond $1 Billion and Achieve Double Digit EBITDA Margins

Investor Day to begin at 9AM ET Wednesday, September 12, 2018

New York, NY — September 11, 2018 — New York & Company, Inc. (NYSE:NWY), one of the largest omni-channel women’s specialty retailers offering exclusive celebrity and sub-brand collections, today announced the official launch of its corporate reinvention to a multibrand lifestyle platform. The Company’s vision is to be the premier incubator of lifestyle brands by leveraging the Company’s expertise in celebrity, design, customer, eCommerce, operations, real estate, and inventory optimization to identify accretive brand and profit opportunities.  The Company’s multibrand lifestyle platform will accelerate growth of the New York & Company brand through ongoing celebrity partnerships, including collaborations with Eva Mendes, Gabrielle Union and Kate Hudson, while also expanding the recently acquired plus-size brand, Fashion to Figure, as well as introducing several new brands, including a lingerie lifestyle brand and the Kate Hudson Collection that leverage the Company’s design capabilities, digital platform, and operational expertise.  As part of the transformation, the Company will be changing its name to RTW Retailwinds, reflecting the ability to grow the portfolio of lifestyle brands into new categories and markets.

Commenting on the announcement, Greg Scott, Chief Executive Officer stated: “We are at a defining moment in our corporate reinvention, with a proven track record for developing celebrity and sub-brand collections that resonate with our consumers.  New York & Company is one of the largest specialty women’s retailers, with approximately 165 million annual visits and a combined social reach of over 30 million followers across our celebrity partners and we are leveraging our expertise to accelerate sales and profitability across our multibrand lifestyle platform, expanding the core New York & Company brand while also incubating new brands that are accretive to the portfolio.  Our goal is to drive sales to well over $1 billion and double digit EBITDA margins.  We look forward to sharing the full vision and strategy for the Company during our investor day being held tomorrow at our Company headquarters.

Over the past several years, we developed and implemented the necessary framework to take our Company to a new level of growth,” Mr. Scott continued.  “Today, over 30% of our sales are generated digitally, we have optimized our retail footprint, and have the talent and infrastructure to capitalize on our strengths.  In fact, with the second quarter of 2018, we reported our fourth consecutive quarter of comparable store sales growth, our highest gross margin rate achieved in the second quarter since 2005, and are on track to achieve adjusted EBITDA of $35 million to $37 million for the fiscal year, up from adjusted EBITDA of $30.5 million in fiscal year 2017.

John Howard, Co-Managing Partner of Irving Place Capital and member of the New York & Company Board of Directors stated: “I am extremely proud of the New York & Company team’s ability to transform the business to be aligned with how consumers connect with brands today.  RTW Retailwinds moves forward with a strengthened operating model that leverages design capabilities, sourcing expertise, digital platform, and operational foundation that will incubate new brands with a significant digital presence and strong loyalty base and deliver long term profitability.  I look forward to continuing to assist the company to achieve its goals as a board member and a shareholder.”

Our Strategy:

•                  Create a Multibrand Platform. Unlock and amplify lifestyle, category, and customer opportunities that demonstrate market potential, competitive whitespace, and are sales and profit accretive.

•                  Grow New York & Company to over $1 billion in annual sales.  Expand celebrity collections, drive fashion and versatility through sub-brands, and introduce new categories while expanding gross margins through pricing and promotions initiatives, strategic sourcing capabilities, and enhanced inventory optimization.

•                  Expand Plus-size Brand, Fashion To Figure — Plus-size market represents $21 billion opportunity growing at twice the rate of the overall apparel market.  With Fashion to Figure, the Company expands into the plus-size market and will leverage its competitive assets of speed, fashion, value and community as critical points of differentiation while also amplifying the brand’s awareness and emotional connection through celebrity partnerships.

•                  Introduce Kate Hudson Collection, available across multiple points of distribution, including standalone digital site and New York & Company eCommerce marketplace.  The Kate Hudson Collection will be a casual lifestyle brand anchored in denim with the potential to grow across multiple distribution channels.

•                  Introduce lingerie lifestyle Brand — Represents $16 billion market opportunity across bras, panties, sleepwear, and shapewear.  Identified whitespace opportunity offering a full selection of lingerie lifestyle products through a standalone digital site that balance fashion with fit, function with comfort, amplified with a celebrity partner and authentic cause platform.

•                  Leverage Customer Database and Loyalty Program.  The Company’s ability to incubate new brands is further substantiated by New York & Company’s physical footprint of 425 stores, a digital presence which represented 30% of 2017 sales, a customer file with over 13 million names, and approximately 165 million annual visits online and in stores.  The Company’s loyalty member base represents 43% of total sales with its members providing a runway for growth for each of its digital brands.  The New York & Company eCommerce marketplace provides a channel to build brand awareness, and the Company’s loyalty program can be further leveraged across the platform to increase lifetime value.

•                  Drive Customer Value through Data Analytics.  Leverage recently implemented analytical capabilities to drive customer engagement and retention while leaning into consumer insights and testing to substantiate competitive whitespace opportunities.

•                  Grow Celebrity Lifestyle Brands. The Company has a proven track record of growing lifestyle celebrity brands which have a demonstrated ability to further deepen its connection with customers, substantiated by research validating awareness, influence, and style credibility.  The Company’s celebrities speak deeply to distinct demographics with broad appeal that can power a brand, amplified with a combined social reach of over 30 million followers across our celebrity partners.

•                  Capitalize on Digital Capabilities.  The Company’s investments in technology over the past several years and its strong digital business provides a digital platform that can be replicated to support a portfolio of brands with enhanced inventory optimization.

•                  Create Sourcing Synergies.  The Company’s vast supply chain and logistics capabilities provide scaling opportunities to reduce fabric and production costs associated with brand development while also expanding speed to market through fast track concept to customer chase capabilities.

•                  Benefit from Real Estate Agility.  The Company benefits from a highly flexible real estate portfolio, with 70% of store leases could be terminated by the Company in 2 years or less.  Additionally, the Company’s demonstrated ability to identify and open new stores with short term leases in attractive locations presents an opportunity for new brands to build brand awareness and customer acquisition.

•                  Maintain Financial Flexibility.  The Company ended the second quarter of 2018 with approximately $95M in cash on-hand and no debt providing strong financial flexibility to execute its plans and continue to drive positive cash flow.

The Company plans to share its strategy at its investor day being held tomorrow, Wednesday, September 12, 2018.  Formal remarks will begin 9:00 am ET at Company headquarters.  Greg Scott, Chief Executive Officer, John Worthington, President and Chief Operating Officer, Sheamus Toal, Executive Vice President and Chief Financial Officer along with other members of executive management will make presentations during the investor day followed by a question and answer session and product review. The presentation will also be webcast live at www.nyandcompany.com.

For additional information regarding the investor day please email: newyorkandcompanyir@icrinc.com.

About New York & Company

New York & Company, Inc. is an omni-channel women’s fashion retailer providing curated lifestyle solutions that are versatile, on-trend, and stylish at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate 425 retail and outlet locations in 36 states while also growing a substantial eCommerce business. The Company’s branded merchandise, including collaborations with Eva Mendes, Gabrielle Union and Kate Hudson, is sold exclusively at these locations and online at www.nyandcompany.com. Additionally, certain product, press releases and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” “achieve,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include, but are not limited to: (i) the Company’s dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic; (ii) the Company’s ability to anticipate and respond to fashion trends; (iii) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (iv) changes in the cost of raw materials, distribution services or labor; (v) the potential for economic conditions to negatively impact the Company’s merchandise vendors and their ability to deliver products; (vi) the Company’s ability to open and operate stores successfully; (vii) seasonal fluctuations in the Company’s business; (viii) competition in the Company’s market, including promotional and pricing competition; (ix) the Company’s ability to retain, recruit and train key personnel; (x) the Company’s reliance on third parties to manage some aspects of its business; (xi) the Company’s reliance on foreign sources of production; (xii) the Company’s ability to protect its trademarks and other intellectual property rights; (xiii) the Company’s ability to maintain, and its reliance on, its information technology infrastructure; (xiv) the effects of government regulation; (xv) the control of the Company by its largest shareholder and any potential change of ownership of the Company including the shares held by its largest shareholder; and (xvi) other risks and uncertainties as described in the Company’s documents filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

Investor/Media Contact:

ICR, Inc.

(203) 682-8200

Investor: Allison Malkin

Media: Jessica Liddell/Julia Young